UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2017

ELITE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197384	32-0415962
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 Preston Road #244-114 Frisco, Tx. 75034

(Address of principal executive offices, including zip code)

(469) 777-3370

(Registrant’s telephone number, including area code)

Elite Books Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2016, Elite Books, Inc. (the “Company”) amended its Articles of Incorporation, changing the name of the Corporation to Elite Group, Inc. The Company received the approval of approximately 67% of its outstanding shares of common stock for the amendment to its Articles of Incorporation.  The name change was effective on July 22, 2016 with the Secretary of State of Nevada. The Company will be trading on the OTCPink in the OTCMarkets under Elite Group, Inc. effective March 29, 2017, the Company’s symbol remains ELTZ.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the amendment to the Company’s Articles of Incorporation, the Company received the written consent of a majority of its shareholders, owning approximately 67% of the issued and outstanding shares of the Company’s common stock, at the time of the vote, approving the amendment.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description of Exhibit

3.3*

Articles of Amendment as filed with the Nevada Secretary of State

_________

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 4, 2017	Elite Group, Inc. f/k/a Elite Books, INC.

	By:	/s/ Terrence Tecco
Terrence Tecco Chief Executive Officer

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